               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As Independent Public Accountants, we hereby consent to the incorporation by reference in this S-8 registration statement of our report dated April 10, 2002, included in Gateway Distributors, Ltd. for the years ended December 31, 2001 and 2000 and to all references to our firm included in S-8 the Registration Statement for TRSG Corporation.

PERRIN, FORDREE & COMPANY, P.C.

/s/ Perrin, Fordree, & Company, P.C.

April 28, 2002
Troy, Michigan